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                                                                   EXHIBIT 23(a)

                               PRICE WATERHOUSE
                      The Chase Manhattan Bank Building
                               P.O. Box 363566
                           San Juan, PR 00936-3566



                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
BanPonce Corporation


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 27, 1995, which appears on page 32 of the 1994 Annual Report to Shareholders of BanPonce Corporation, which is incorporated by reference in BanPonce Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse
Price Waterhouse

San Juan, Puerto Rico
August 2, 1995